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                                                                     EXHIBIT 1.0

                          FORM OF TAKE DOWN AGREEMENT

     This AGREEMENT, dated as of September   , 1999, is by and among Per-Se
Technologies, Inc., a Delaware corporation formerly known as Medaphis Corporation having its principal offices at 2840 Mt. Wilkinson Parkway Suite 300, Atlanta, Georgia 30339 (the "COMPANY"), Foundation Health Systems, Inc., a Delaware corporation having its principal offices at 21650 Oxnard Street, Woodland Hills, California 91367 ("FOUNDATION") and Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation having its principal offices at 277 Park Avenue, New York, New York 10172 ("DLJ").

                                  WITNESSETH:

     WHEREAS, the Company has filed a registration statement (the "INITIAL REGISTRATION STATEMENT"), including a prospectus (the "PROSPECTUS"), on Form S-3
(File No. 333-               ) relating to up to 6,200,000 shares (the "ORIGINAL
SHARES") of Common Stock, $.01 par value per share (the "COMMON STOCK") of the Company in satisfaction of the rights of Foundation under a Settlement Agreement and Release (the "SETTLEMENT AGREEMENT") dated September 20, 1999 by and between the Company and Foundation and a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") dated September 20, 1999 between the Company and Foundation;

     WHEREAS, upon notice from Foundation, the Company will file a registration statement (the "SUBSEQUENT REGISTRATION STATEMENT" and, together with the Initial Registration Statement, the "REGISTRATION STATEMENT") relating to the additional shares, if any, (the "ADDITIONAL SHARES" and, together with the Original Shares, the "SHARES") to be issued to Foundation pursuant to the Settlement Agreement (all references to the Registration Statement or the Prospectus shall include documents incorporated therein by reference);

     WHEREAS, DLJ may, from time to time, offer and sell such Shares on behalf of Foundation; and

     WHEREAS, DLJ may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT");

     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. AGREEMENTS OF THE COMPANY

     (a) To advise DLJ promptly and, if requested by DLJ, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, and (iv) of the happening of any event during the period referred to in Section 1(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to DLJ 2 signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to DLJ such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as DLJ may reasonably request.

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     (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to DLJ and Foundation, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 1(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which DLJ and Foundation shall not previously have been advised or to which DLJ or Foundation shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon DLJ's and Foundation's reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

     (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for DLJ and Foundation a prospectus is required by law to be delivered in connection with sales by DLJ or a dealer, to furnish in New York City to DLJ and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus and any documents incorporated therein by reference) as DLJ or such dealer may reasonably request.

     (e) If during the period specified in Section 1(d) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel for DLJ or Foundation, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for DLJ or Foundation, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Securities and Exchange Commission (the "Commission") an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to DLJ and to any dealer as many copies thereof as DLJ or such dealer may reasonably request.

     (f) To make available to DLJ and to Foundation all financial and other information concerning its business and operations which DLJ or Foundation reasonably request and will provide access to the Company's officers, directors, employees, independent accountants and legal counsel.

     (g) Prior to any offer or sale of the Shares, and each time the Company prepares or files financial statements, the Company shall provide DLJ and Foundation with:

          (i) A certificate signed by the Company's Chief Executive Officer or Chief Financial Officer confirming that the representation and warranties of the Company in this Agreement are true and correct on and as of the date of such certificate with the same force and effect as if made on and as of such date, and that the Company has complied with all of the agreements herein contained and required to be complied with or satisfied by the Company on or prior to such date.

          (ii) A letter, in form and substance satisfactory to DLJ and Foundation, from PricewaterhouseCoopers LLC, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (iii) An opinion (satisfactory to DLJ, Foundation and their respective counsel) to the effect that the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act, (A) such counsel has no reason to believe that at the time the financial statements were prepared, the Registration Statement and the Prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief) contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and

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     (C) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (h) Once the obligations of the Company are satisfied under the Settlement Agreement and the Registration Rights Agreements, the Company shall instruct DLJ in writing to stop offering and selling the Shares. DLJ may continue to offer and sell the Shares until it receives such instructions.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     (a) (i) Each document, if any, filed, or to be filed pursuant to the Securities Exchange Act of 1934 as amended (the "Exchange Act") and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Act; (ii) the Registration Statement when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to DLJ or Foundation furnished to the Company in writing by DLJ or Foundation expressly for use therein.

     (b) The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

3. INDEMNIFICATION

     (a) The Company agrees to indemnify and hold harmless DLJ and its affiliates, Foundation and its affiliates and the respective directors, officers, agents and employees and each person, if any, who controls DLJ or Foundation within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act (collectively, "DLJ PARTIES" or the "FOUNDATION PARTIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), or the Prospectus (as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading (a "CLAIM"), except insofar as any Claim is based upon information relating to DLJ or Foundation, as the case may be, furnished to the Company in writing by DLJ or Foundation, as the case may be, expressly for use in the Registration Statement or Prospectus. The Company shall not indemnify DLJ for any liability caused by DLJ's failure to deliver a prospectus in connection with its sale of the Shares.
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     (b) Foundation agrees to indemnify and hold harmless the DLJ Parties and the Company and its affiliates, and the respective directors, officers, agents and employees and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, "COMPANY PARTIES"), from and against any and all Claims, but only insofar as such Claim is based upon information relating to Foundation furnished to the Company or DLJ in writing by Foundation expressly for use in the Registration Statement or Prospectus. Foundation shall not indemnify DLJ for any liability caused by DLJ's failure to deliver a prospectus in connection with its sale of the Shares.

     (c) DLJ agrees to indemnify and hold harmless the Company Parties and the Foundation Parties from and against any and all Claims, but only insofar as such Claim is based upon information relating to DLJ furnished to the Company in writing by DLJ expressly for use in the Registration Statement or Prospectus.

     (d) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to this Agreement (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred.

     (e) Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless
(i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ in the case of parties indemnified pursuant to Sections 3(a) and 3(b) and the Company in the case of parties indemnified pursuant to Section 3(c).

     (f) The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all Claims by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement or an admission of fault; culpability or a failure to act, by or on behalf of the indemnified party.

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4. CONTRIBUTION

     (a) To the extent the indemnification provided for in this Agreement is unavailable to an indemnified party or insufficient in respect of any Claim, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, from the sale or (ii) if the allocation provided by clause 4(a) (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 4(a) (i) above but also the relative fault of the indemnifying party, on the one hand, and indemnified party, on the other hand in connection with the Claim, as well as any other relevant equitable considerations. The relative benefits received by either the Company on the one hand, and DLJ, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the sale of Shares (after deducting commissions, but before deducting expenses) received by Foundation and the total commissions received by DLJ bear to the total price of the Shares sold. The parties acknowledge that the sale of the Shares constitutes payment of the settlement to Foundation, and Foundation shall be deemed not to be receiving any benefit therefrom. The relative fault of the Company, Foundation and DLJ shall be determined by reference to, among other things, whether the Claim relates to information supplied by the Company, Foundation or DLJ, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the misstatement or omission or alleged misstatement or omission causing such Claim.

     (b) The Company, Foundation and DLJ agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any Claim.

     (c) Notwithstanding the provisions of this Section 4, DLJ shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it exceeds the amount of any damages which DLJ has otherwise been required to pay by reason of such Claim.

     (d) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution provisions contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any DLJ Parties, any Company Parties or any Foundation Parties and (iii) the sale of any Shares.

5. MISCELLANEOUS

     (a) The remedies provided for in this Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a single instrument, with the same legal effect as if all signatures appeared on the same instrument.

     (c) This Agreement, its enforcement, and any disputes among the parties hereto shall be governed by the law of the State of New York, excluding its conflict of laws rules, and its provisions shall be binding upon the parties hereto and their successors and assigns.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above mentioned.

                                          PER-SE TECHNOLOGIES, INC.

                                          By:
                                          --------------------------------------

                                          Name:
                                          Title:

                                          FOUNDATION HEALTH SYSTEMS, INC.

                                          By:
                                          --------------------------------------

                                          Name:
                                          Title:

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:

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